Exhibit 99.1

Tesoro to Outline Strategic Initiatives and Growth Strategies at Analyst and Investor Day

NEW YORK, December 9, 2015, Tesoro Corporation (NYSE:TSO) (“Tesoro”) will host its annual Analyst and Investor Day today to outline its strategic initiatives, growth plans and detailed financial objectives.

"Tesoro has a proven track record of delivering on our commitments. We are on track to report record results for 2015. Further, we expect $400 million to $500 million of business improvements in 2016,” said Greg Goff, Tesoro Chairman, President and CEO. “By focusing on our strategic priorities, business improvements and growth in our logistics and marketing businesses, we expect to deliver $3.5 billion to $4.0 billion of EBITDA in 2018.”

Driving Refining Excellence and New Business Investments
Keith Casey, Executive Vice President of Operations, will outline Tesoro’s competitive refining system which has a track record of capturing gross margins through strong operational excellence and strategic business improvements. “Our refining portfolio has a 97 percent availability rate, which is world-class performance,” said Casey. “Through our operational excellence, disciplined capital investments and improved yield flexibility, we expect to deliver approximately $200 million of business improvements annually through 2018.”

In addition, Casey will review Tesoro’s progress on the execution of four strategic business investments. These projects include the Los Angeles Refinery Integration and Compliance Project, Vancouver Energy, West Coast Mixed Xylenes and the Anacortes Isomerization Project. These projects are expected to contribute approximately $50 million to $100 million of EBITDA in 2016-2018 and $350 million of annualized EBITDA by the end of 2018.

Driving Growth in Logistics
Phil Anderson, President of Tesoro Logistics, will provide an overview of Tesoro's distinctive strategy to continue to grow the logistics business. “Tesoro Logistics has become a leading provider of logistics services to oil and gas producers and refining and marketing companies in our strategic footprint,” said Anderson. “We have a clear path to deliver $1 billion in EBITDA in 2017.”

Anderson will outline Tesoro’s growth plans for 2016-2018 to drive value creation through organic investments, drop downs and strategic acquisitions.

Creating Value through Marketing
CJ Warner, Tesoro’s Executive Vice President of Strategy and Business Development, will review the progress made in growing Tesoro’s marketing business and outline the forward strategy for growth. “We expect to grow marketing into a $1 billion EBITDA business by 2018,” said Warner. “We will achieve this by delivering $150 million to $200 million of organic growth and business improvements, and through acquisitions which should contribute an additional $200 million to $300 million of EBITDA.”

Commitment to Generating Value for Shareholders
Steven Sterin, Executive Vice President and CFO, will outline Tesoro’s financial priorities and commitment to delivering shareholder value. “The business plan we are outlining today is expected to deliver $3.5 billion to $4.0 billion of EBITDA in 2018 and cumulative free cash flow of approximately $4.0 billion. We remain committed to deploying this cash in a balanced and disciplined manner that creates substantial shareholder value,” said Sterin.

The full Analyst and Investor Day presentation will be available today at 9:00 a.m. (Eastern Time) on the Investor Relations section of www.tsocorp.com.

About Tesoro
Tesoro Corporation, a Fortune 100 company, is an independent refiner and marketer of petroleum products. Tesoro, through its subsidiaries, operates six refineries in the western United States with a combined capacity of 875,000 barrels per day and ownership in a logistics business which includes an interest in Tesoro Logistics LP (NYSE: TLLP) and ownership of its general partner. Tesoro's retail-marketing system includes over 2,300 retail stations under the ARCO®, Shell®, Exxon®, Mobil®, USA Gasoline(TM) and Tesoro® brands.

This release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning our expectation for delivery of record results for 2015; expectations regarding continued delivery of shareholder value; the benefits and competitive position of Tesoro’s refining system, including the impact of capital investments, additional yield flexibility and business improvements, as well as related EBITDA contributions; expectations regarding EBITDA for Tesoro Logistics LP, potential EBITDA from drop down opportunities, and organic growth; expectations regarding the benefits of our focus on strengthening and growth our marketing business, including expected EBITDA, organic growth and business improvements, and strategic acquisitions; our ability to drive earnings improvements and create substantial shareholder value, including target EBITDA, cash flow, annual improvements and capital spending. For more information concerning factors that could affect these statements see Tesoro's and TLLP's annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

Contacts:
Investors:
Sam Ramraj, Vice President, Investor Relations, (210) 626-4757

Media:
Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

Selected Financial Metrics (unaudited)
($ in millions)

2016E Annual Improvements	$400-500
2016E Higher Utilization and Capture	$500-600
2016E Total Improvements	$900-1,100

2017E-2018E Annual Improvements	$725-1,025

2017E TLLP Total EBITDA	$970-1,050
2018E Marketing EBITDA	>$1,000

2016E Total TSO Capital	$900-1,100
2017E-2018E Total TSO Capital	$1,700-2,100

2016E Total TLLP Capital	$450-550
2017E-2018E Total TLLP Capital	$900-1,100

Capital Expenditures (unaudited)
($ in millions)
	Projected TSO Capital Expenditures
	2016E	2017E	2018E
Maintenance	$360	$410	$275
Regulatory	200	290	290
Income	430	530	130
Total TSO Capital	$990	$1,230	$695

	Projected TLLP Capital Expenditures
	2016E	2017E	2018E
Maintenance (net of reimbursements)	$73	$78	$78
Growth	420	400	425
Total TLLP Capital	$493	$478	$503

Reconciliation of Projected Net Earnings to Projected EBITDA	Projected Annual EBITDA
	LA Refinery Integration and Compliance Project	Vancouver Energy	Mixed Xylene	Isomerization	Other Projects	Total
Projected net earnings	$52	$59	$56	$22	$5	$195
Add: income tax expense	32	36	34	14	3	119
Add: depreciation and amortization expense	16	5	10	4	2	36
Projected EBITDA	$100	$100	$100	$40	$10	$350

Reconciliation of TLLP Projected Net Earnings to TLLP Annual Projected EBITDA	TLLP Annual Projected EBITDA
	2015E	2017E
Projected net earnings	$302	$547
Add: interest and financing costs, net	150	226
Add: depreciation and amortization expense	203	237
Annual Projected EBITDA	$655	$1,010

Reconciliation of Projected Marketing Segment Operating Income to Projected Marketing Segment EBITDA	Projected Marketing Segment EBITDA
2018E
Projected Marketing segment operating income	$959
Add: depreciation and amortization expense	41
Projected Marketing segment EBITDA	$1,000

Reconciliation of Projected Marketing Segment Acquisitions Operating Income to Projected Marketing Segment Acquisitions EBITDA	Projected Marketing Segment Acquisitions EBITDA
2015E-2018E
Projected Marketing segment acquisitions operating income	$233
Add: depreciation and amortization expense	17
Projected Marketing segment acquisitions EBITDA	$250

Reconciliation of Projected Net Earnings to Projected EBITDA	Projected EBITDA
2018E
Projected net earnings attributable to Tesoro Corp	$2,040
Add: income tax expense	584
Add: interest and financing costs, net	250
Add: depreciation and amortization expense	876
Projected EBITDA	$3,750

Reconciliation of Projected Net Cash Flow from Operating Activities to Projected Free Cash Flow Before Dividends and Distributions	Projected Free Cash Flow
	2016E	2017E	2018E	Total
Projected net cash flow from operating activities	$1,829	$1,924	$2,246	$5,999
Less: sustaining (maintenance and regulatory) capital	(649)	(789)	(661)	(2,099)
Projected Free Cash Flow before dividends and distributions	$1,180	$1,135	$1,585	$3,900

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